UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2008

RedRoller Holdings, Inc.
 (Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)
(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 14, 2008, the Board of Directors (the “Board”) of RedRoller Holdings, Inc. (the “Company”) appointed Michael Tribolet, the Chief Executive Officer of the Company, as a director of the Company, filling a vacancy that existed on the Board.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Tribolet was awarded (i) an option to purchase 175,000 shares of common stock of the Company at an exercise price of $0.60 (the “First Option”) and (ii) an option to purchase 1,500,000 shares of common stock of the Company at an exercise price of $0.60 (the “Second Option” and, together with the First Option, the “Options”).  The First Option became vested in full on June 15, 2008 and will expire ten years from the date of grant.  The Second Option vests in equal annual installments over a three-year period, subject to accelerated vesting upon the occurrence of certain events, and will expire ten years from the date of grant.  The Options were awarded pursuant to the Company’s 2007 Stock Option and Stock Incentive Plan.

Item 7.01	Regulation FD Disclosure.

On July 15, 2008, the Company  issued a press release announcing that Mr. Tribolet has been appointed to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.
Exhibits:

99.1    Press release, dated July 15, 2008, of RedRoller Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2008

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
Name: William Van Wyck
Title: President

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